UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

PRIMO WATER CORPORATION
(Name of Registrant as Specified In Its Charter)

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

TIMOTHY P. HASARA

HENRIK JELERT

DEREK R. LEWIS

LORI T. MARCUS

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein (collectively, “Legion”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual and special meeting of shareowners (the “Annual and Special Meeting”) of Primo Water Corporation, a corporation continued under the laws of the Province of Ontario (the “Company”).

Item 1: On April 13, 2023, Legion issued the following press release:

Legion Partners Releases Supplemental Presentation Setting the Record Straight on Primo Water Corporation’s Ongoing Efforts to Distract Shareowners

Visit www.PurifyThePrimoBoard.com to Download a Copy of the Supplemental Presentation and Obtain Information About How to Vote on the WHITE Universal Proxy Card

LOS ANGELES--(BUSINESS WIRE)-- Legion Partners Asset Management, LLC (together with its affiliates, “Legion Partners” or “we”), which collectively with the other participants in its solicitation beneficially owns approximately 1.5% of the outstanding common shares of Primo Water Corporation (TSX/NYSE: PRMW) (“Primo” or the “Company”), today released a supplemental presentation detailing the Company’s smear tactics and attempts to divert attention from its poor performance. Despite Primo’s repeated assertion that its strategy is working, the reality is that it is not. The presentation highlights Primo’s long-term stock price and operating underperformance, close to zero customer growth, woefully low return on invested capital and its attempts to suppress shareowner rights. The supplemental presentation can be viewed at the following link: www.PurifyThePrimoBoard.com.

As a reminder, Legion Partners encourages shareowners to vote on the WHITE universal proxy card today for its director nominees, Timothy Hasara and Derek Lewis, not vote for four long-tenured incumbent directors, Jeremy Fowden, Billy Prim, Eric Rosenfeld and Greg Monahan, and against Proposal 5, which seeks to approve shareowner-unfriendly amendments to the Company’s advance notice bylaws. If Legion Partners’ legal action is effective, Legion Partners hopes to give shareowners the opportunity to also vote for its two other highly qualified director candidates, Henrik Jelert and Lori Tauber Marcus.

Shareowners can visit www.PurifyThePrimoBoard.com for more information.

About Legion Partners

Legion Partners is an activist investment manager based in Los Angeles, CA, focused on U.S. small-cap companies. Legion Partners seeks to generate attractive long-term returns employing deep fundamental research, a concentrated portfolio and responsible, collaborative engagement as a catalyst for value creation. Founded in 2012, Legion Partners takes a value-driven approach to managing a high-conviction portfolio on behalf of sophisticated institutional and individual investors. Learn more at www.legionpartners.com.

Contacts

Investors:
Saratoga Proxy Consulting LLC
John Ferguson / Joe Mills, 212-257-1311
info@saratogaproxy.com

Media:
Longacre Square Partners
Scott Deveau / Dan Zacchei
PRMW@longacresquare.com

Item 2: Also on April 13, 2023, Legion issued an investor presentation titled “Setting the Record Straight,” a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3: Also on April 13, 2023, Legion posted the following materials to www.PurifyThePrimoBoard.com:

Purify the Primo Board

CAMPAIGN MATERIALS | OUR NOMINEES | HOW TO VOTE | ABOUT LEGION PARTNERS | CONTACT

Purify the Primo Board

This campaign is about refreshing a stale and insular Board with experts in water delivery, beverage operations, marketing and finance who can immediately begin to help unlock Primo's full value.

LEGION PARTNERS PURIFY THE PRIMO BOARD INVESTOR DECK

LEGION SUPPLEMENTAL DECK AT PRIMO WATER

Purify the Primo Board Campaign

By filling out this form and supplying us with your name and email you agree to be contacted by a representative in regard to the Purify the Primo Board campaign.

First Name | Last Name

Email

SUBSCRIBE

Our Nominees

Our proposed nominees will bring about a positive transformation in the company's current stagnation through their strategic decision-making, expert guidance, and efficient oversight of the company's operations.

LEARN MORE

© 2023 Legion Partners. All rights reserved. Privacy Policy. Disclaimer. Terms and Conditions.

Purify the Primo Board
CAMPAIGN MATERIALS OUR NOMINEES HOW TO VOTE ABOUT LEGION PARTNERS CONTACT

CAMPAIGN MATERIALS

Shareholder Materials

04/13/23 – Legion Supplemental Deck at Primo Water
04/06/23 – Proxy Supplement – April 6
04/05/23 – Legion Partners Purify the Primo Board Investor Deck
04/03/23 – Legion Primo Fight Letter
04/03/23 – Proxy Statement

Press Releases

04/06/23 – Legion Partners Releases Presentation Outlining Case for Change at Primo Water Corporation
04/03/23 – Legion Partners Files Definitive Proxy Statement and Sends Letter to Primo Water Shareowners

Purify the Primo Board Campaign

By filling out this form and supplying us with your name and email you agree to be contacted by a representative in regard to the Purify the Primo Board campaign.

First Name
Last Name
Email
SUBSCRIBE

© 2023 Legion Partners. All rights reserved. Privacy Policy. Disclaimer. Terms and Conditions.